Exhibit 5.1

        [Letterhead of Goodwin Procter LLP]

July 3, 2002

La Quinta Corporation
Suite 600
909 Hidden Ridge
Irving, Texas 75038

La Quinta Properties, Inc.
Suite 600
909 Hidden Ridge
Irving, Texas 75038

Re:        Legality of Securities to be Registered under
              Joint Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to La Quinta Corporation, a Delaware corporation ("LQ Corporation") and La Quinta Properties, Inc., LQ Corporation's controlled subsidiary and a Delaware corporation ("LQ Properties" and together with LQ Corporation, the "Companies") in connection with the Companies' joint registration statement on Form S-3 (the "Joint Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the sale from time to time of an indeterminate amount of LQ Corporation debt securities ("LQC Debt Securities"), LQ Properties debt securities ("LQP Debt Securities"), shares of LQ Corporation preferred stock, par value $0.10 per share ("LQC Preferred Stock"), shares of LQ Properties preferred stock, par value $0.10 per share ("LQP Preferred Stock"), shares of LQ Corporation common stock, par value $0.01 per share ("LQC Common Stock"), shares of LQ Properties Class B common stock, par value $0.01 per share ("LQP Common Stock"), LQ Corporation depositary shares ("LQC Depositary Shares"), LQ Properties depositary shares ("LQP Depositary Shares"), LQ Corporation warrants ("LQC Warrants") and LQ Properties warrants ("LQP Warrants") or any combination of LQC Debt Securities, LQP Debt Securities, LQC Preferred Stock, LQP Preferred Stock, LQC Common Stock, LQP Common Stock, LQC Depositary Shares, LQP Depositary Shares, LQC Warrants, and LQP Warrants (collectively, the "Universal Shelf Securities") having a maximum aggregate public offering price of $750,000,000. The Joint Registration Statement provides that the Universal Shelf Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Joint Registration Statement.

We have examined (i) the Amended and Restated Certificate of Incorporation of LQ Corporation, as amended to the date hereof, and on file with the Secretary of State of the State of Delaware, (ii) the Amended and Restated Certificate of Incorporation of LQ Properties, as amended to the date hereof, and on file with the Secretary of State of the State of Delaware, (iii) the Amended and Restated Bylaws of LQ Corporation, as amended, (iv) the Amended and Restated Bylaws of LQ Properties, as amended, (v) such records of corporate proceedings of the Companies as we have deemed material for the purposes of this opinion, (vi) the Joint Registration Statement and the exhibits thereto and (vii) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and also express no opinion with respect to the blue sky securities laws of any states including The Commonwealth of Massachusetts and the State of Delaware.

For purposes of our examination, we have assumed and have not independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies. As to facts material to our opinion, we have relied upon certificates, documents, statements and other information of the Companies or respective representatives or officers thereof.

Based upon the foregoing, we are of the opinion that (i) when the Universal Shelf Securities are specifically authorized for issuance by either LQ Corporation's Board of Directors or an authorized committee thereof or LQ Properties' Board of Directors or an authorized committee thereof or both, as the case may be, (in either case the "Authorizing Resolution"), (ii) upon receipt by either LQ Corporation or LQ Properties or both, as the case may be, of the full consideration therefor as provided in the Authorizing Resolutions and (iii) upon the issuance of the Universal Shelf Securities as described in the Joint Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolutions, the Universal Shelf Securities will have been duly authorized and will be legally issued, fully paid and nonassessable.

This opinion shall be issued in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association Business Law Section as published in 57 Business Lawyer 875 (February 2002).

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to being named as counsel to the Companies in the Joint Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Joint Registration Statement.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP